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                                                                    EXHIBIT 1.1


                                3,000,000 SHARES

                             RENAL CARE GROUP, INC.

                                  COMMON STOCK


                             UNDERWRITING AGREEMENT


Equitable Securities Corporation                              November ___, 1996
Hambrecht & Quist, LLC
Morgan Keegan & Company, Inc.
Needham & Company, Inc.
As Representatives of the
     several Underwriters named
     in Schedule A
c/o Equitable Securities Corporation
Nashville City Center, Suite 800
511 Union Street
Nashville, Tennessee 37219

Ladies and Gentlemen:

     Renal Care Group, Inc., a Delaware corporation (the "Company"), and certain stockholders of the company named in Schedule B hereto (the "Selling Stockholders") propose to sell to the several underwriters (the "Underwriters") for whom you are acting as representatives (the "Representatives") an aggregate of 3,000,000 shares (the "Firm Shares") of the Company's common stock, $.01 par value (the "Common Stock"). The respective amounts of the Firm Shares to be purchased by the several Underwriters are set forth opposite their names in Schedule A hereto. The Company also proposes to sell at the Underwriters' option an aggregate of up to 450,000 additional shares of the Company's Common Stock (the "Option Shares") as set forth below.

     As the Representatives, you have advised the Company (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names in Schedule A, plus their pro rata portion of the Option Shares if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the "Shares."



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     In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

     1. Representations and Warranties of the Company. The Company represents and warrants as follows:

           (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, and may have filed an amendment or amendments thereto, on Form S-1 (No. 333-13813), for the registration of the Shares under the Securities Act of 1933, as amended (the "Act"). Such registration statement, including the prospectus, financial statements and schedules, exhibits and all other documents filed as a part thereof, as amended at the time of effectiveness of the registration statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A of the rules and regulations of the Commission under the Act (the "Rules and Regulations"), as well as any registration statement filed by the Company pursuant to Rule 462(b) of the Rules and Regulations, is herein called the "Registration Statement" and the prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required, is herein called the "Prospectus." The term "Preliminary Prospectus" as used herein means a preliminary prospectus as described in Rule 430 of the Rules and Regulations. Copies of the Registration Statement, including any amendments thereto, any Preliminary Prospectuses contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you.

           (b) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement; the Company is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the financial condition, results of operations or business of the Company and the Subsidiaries (as defined herein) taken as a whole.

           (c)  All of the Company's current subsidiaries are listed on Exhibit
      21.1 to the Registration Statement (hereinafter collectively referred to as the "Subsidiaries"). Each Subsidiary has been duly incorporated, and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with power or authority to own or lease its properties and conduct its business as described in the Registration

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      Statement.  Each Subsidiary is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification. The outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, and are fully paid and non-assessable. Such shares of capital stock in each Subsidiary are wholly owned by the Company free and clear of all liens, encumbrances and security interests, except as disclosed in the Registration
      Statement. No options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding, except to the extent set forth in the Registration Statement, including the exhibits thereto.

           (d) The outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable; the Shares to be issued and sold by the Company have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable. No person or entity holds a right to require or participate in the registration under the Act of shares of Common Stock of the Company which right has not been waived by the holder thereof as to the offering contemplated hereby and by the Registration Statement, or satisfied by participation by such holder in the offering. No person or entity has any preemptive or other right of participation or first refusal with respect to any of the Shares or the issue or sale thereof by the Company, which rights have not been waived.

           (e) The Shares conform with the statements concerning them set forth in the Registration Statement.

           (f) The Commission has not issued an order preventing or suspending the use of any Preliminary Prospectus or Prospectus relating to the proposed offering of the Shares nor instituted proceedings for that purpose. The Registration Statement and the Prospectus and any amendments or supplements thereto, as of their respective effective or issue dates, in all material respects conform or will conform, as the case may be, to the requirements of the Act and the Rules and Regulations. Neither the Registration Statement nor any amendment thereto, as of its effective date, nor any Preliminary Prospectus, Prospectus or any supplement thereto, as of its issue date, contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein (as to the Prospectus, in light of the circumstances under which they were made) not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use in the preparation thereof.

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           (g)  The historical financial statements of the Company and the
      Founding Companies (as defined in the Registration Statement), together with related notes and schedules as set forth in the Registration Statement, present fairly in all material respects the combined financial position and the results of operations and cash flows of the Company and the Founding Companies, as the case may be, at the indicated dates and for the indicated periods. Such financial statements have been prepared in accordance with generally accepted principles of accounting, consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of results for such periods have been made. The pro forma combining financial statements set forth in the Registration Statement fairly present in all material respects the information required to be presented therein, and such statements meet the requirements of the Act. No other financial statements or schedules of the Company or the Founding Companies are required by the Act or the Rules and Regulations to be included in the Registration Statement or the Prospectus. The summary financial and statistical data included in the Registration Statement present fairly in all material respects the information shown therein and, as to the financial data, have been compiled on a basis consistent with the financial statements presented therein.

           (h) There is no litigation or governmental or third-party payor audit, investigation or other proceeding ("Proceeding") pending or, to the best knowledge of the Company, threatened against the Company or any of the Subsidiaries which the Company has reason to believe is likely to result in any material adverse change in the business or condition of the Company and of the Subsidiaries taken as a whole, except as set forth in the Registration Statement, including, without limitation, any such Proceeding pursuant to federal or state laws or regulations (i) prohibiting the payment or receipt of remuneration for patient referrals,
      (ii) prohibiting the filing of false claims, (iii) prescribing conditions of participation for certification by the Medicare and Medicaid programs and state kidney fund programs or standards for licensure or health planning approval or (iv) providing for coverage and reimbursement under the Medicare and Medicaid and state kidney fund programs.

           (i) The Company and the Subsidiaries have good and marketable title to all of the properties and assets reflected in the financial statements included in the Registration Statement (or as described in the Registration Statement) hereinabove described, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as disclosed in the Registration Statement) or which are not material in amount. The Company and the Subsidiaries occupy leased properties under valid and binding leases

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      except where the failure to have such leases or agreements would not have a material adverse effect on the Company and its Subsidiaries taken as a whole.

           (j) The Company and the Subsidiaries have filed all federal, state and foreign income tax returns which have been required to be filed and have paid all taxes indicated by said returns and all assessments received by them or any of them to the extent that such taxes have become due, except where the failure to do so would not have a material adverse effect on the Company and its Subsidiaries taken as a whole.

           (k) Since the respective dates as of which information is given in the Registration Statement, as it may be amended or supplemented, there has not been any material adverse change or, to the knowledge of the Company, any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole or the earnings, business affairs, management, or business prospects of the Company and its Subsidiaries taken as a whole, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into by the Company or the Subsidiaries, other than transactions in the ordinary course of business or changes and transactions contemplated by the Registration Statement, as it may be amended or supplemented. The Company and the Subsidiaries taken as a whole have no material contingent obligations which are not disclosed in the Registration Statement, as it may be amended or supplemented.

           (l) Neither the Company nor any of the Subsidiaries is, or with the giving of notice or lapse of time or both, will be, in violation of or in default under its Articles of Incorporation or Bylaws or under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it or any of its properties is bound except for such defaults as do not have a material adverse effect on the business or financial condition of the Company and the Subsidiaries taken as a whole. The consummation of the transactions contemplated herein and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party, except for any such breach or default which would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole, or (B) the Articles of Incorporation or Bylaws of the Company or any Subsidiary or any order, rule or regulation applicable to the Company or any Subsidiary of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction over the Company or any Subsidiary or any of their respective properties or assets.


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           (m)  Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated herein (except (i) such additional steps as may be required by the NASD or may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws and (ii) such approvals, consents, orders, authorizations, designations, declarations and filings the absence of which does not and will not have a material adverse effect on the business or financial condition of the Company and the Subsidiaries taken as a whole) has been obtained or made as of the Closing Date (as hereinafter defined), or the Option Closing Date (as hereinafter defined), as the case may be, and is in full force and effect as of the Closing Date, or Option Closing Date, as the case may be. All consents and waivers from all other persons required in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated herein have been obtained or made and are in full force and effect as of the Closing Date (except such consents and waivers the absence of which do not and will not have a material adverse effect on the business or financial condition of the Company and the Subsidiaries taken as a whole).

           (n) To the best knowledge of the Company, the Company and each of the Subsidiaries has conducted its business in material compliance with all the laws, rules and regulations of the jurisdictions in which each such entity is conducting business. Without limiting the foregoing, the Company and each of the Subsidiaries, and each of the professional employees of the Company and each Subsidiary, owns or possesses and is in compliance with the terms, provisions and conditions of all permits, licenses, franchises, operating certificates, orders, authorizations, registrations, qualifications, consents or approvals (including certificates of need, licenses, pharmacy licenses, Medicare and Medicaid provider agreements, accreditations and other similar documentation, or approvals of any local health departments of any Authority (as hereinafter defined)), of any court, arbitrator or arbitral body, or any federal, state, local or foreign governmental agency or self-regulatory authority, department or commission, or any other board, bureau, review board, instrumentality or similar organization, domestic or foreign, or any applicable private accrediting organizations (collectively, "Authority") (hereinafter collectively, "Permits") necessary to own and use the properties and assets of the Company and each of the Subsidiaries, respectively, and to conduct their respective businesses, except where the failure to comply, individually or in the aggregate, would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole; as to the Company and each Subsidiary, each such Permit of and from such Authorities is valid and in full force and effect and there is no Proceeding pending or, to the Company's knowledge, threatened (or any reasonable basis therefor) which may cause any such Permit of and from all Authorities to be revoked, withdrawn, canceled, suspended or not renewed.

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           (o)  The Company and its officers and directors, and, to the best knowledge of the Company, persons who provide professional services under agreements with the Company and the employees of the Subsidiaries have not, on behalf of the Company:

           (i) knowingly and willfully made or caused to be made a false statement or representation of a material fact in any application for any benefit or payment;

           (ii) knowingly and willfully made or caused to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment;

           (iii) presented or caused to be presented a claim for reimbursement under CHAMPUS, Medicare, Medicaid or other state health care program that is (A) for an item or service that the person presenting or causing to be presented knows or should know was not provided as claimed, or (B) for an item or service and the person presenting knows or should know that the claim is false or fraudulent;

           (iv) failed to disclose knowledge of the occurrence of any event affecting the initial or continued right of a claimant to any benefit or payment on its own behalf or on behalf of another, with intent to fraudulently secure such benefit or payment in a greater amount or quantity than is due or when no such benefit or payment is authorized if such event results in an improper benefit to the Company; or

           (v) knowingly and willfully made or caused to be made or induced or sought to induce the making of any false statement or representation (or knowingly and willfully omitted to state a fact required to be stated therein or necessary to make the statements contained therein not misleading) of a material fact with respect to (i) the conditions or operations of a facility in order that the facility may qualify for CHAMPUS, Medicare, Medicaid or other state health care program certification, or (ii) information required to be provided under Section 1124A of the Social Security Act (42 U.S.C. Section 1320a-3a).

           (p) No person who immediately following the Closing Date will have a direct or indirect ownership interest (as those terms are defined in 42 C.F.R. Section 1001.1001) in the Company of 5% or more (a "Major Investor"), (1) has had a civil monetary penalty

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      assessed against it under 42 U.S.C. Section  1320a-7a; (2) has been excluded from participation in the Medicare program or a State health care program as defined in 42 U.S.C. Section 1320a-7(h) ("State Health Care Program"); or (3) has been convicted (as that term is defined in 42 C.F.R. Section 1001.2) of any of the following categories of offenses as described in 42 U.S.C. Section 1320a-7(a) or (b)(1), (2), (3):

           (A) criminal offenses relating to the delivery of an item or service under Medicare or any State Health Care Program;

           (B) criminal offenses under federal or state law relating to patient neglect or abuse in connection with the delivery of a health care item or service;

           (C) criminal offenses under federal or state law relating to fraud, theft, embezzlement, breach of fiduciary responsibility, or other financial misconduct in connection with the delivery of a health care item or service or with respect to any act or omission in a program operated by or financed in whole or in part by any federal, state or local government agency;

           (D) criminal offenses under federal or state laws relating to the interference with or obstruction of any investigation into any criminal offense described in (A) through (C) above; or

           (E) criminal offenses under federal or state law relating to the unlawful manufacture, distribution, prescription or dispensing of a controlled substance.

           (q) To the best knowledge of the Company and except as disclosed in the Prospectus, there are no Medicare, Medicaid or CHAMPUS recoupment or recoupments of any other third-party payor being sought, threatened, requested or claimed against the Company or any Subsidiary.

           (r) Ernst & Young LLP, Henry & Peters, P.C. and Allen, Gibbs & Houlik, L.C., who have certified the financial statements filed with the Commission as part of the Registration Statement, are independent public accountants as required by the Act and the Rules and Regulations.

           (s) Neither the Company nor, to the Company's knowledge, any of its affiliates or subsidiaries, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of stock to facilitate the sale or resale of the Shares.


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           (t)  The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the Company is not, nor will be, subject to regulation under said act.

           (u) The Company confirms as of the date hereof that it is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of Doing Business with Cuba, and the Company further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported in the Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will, if required by Florida law, provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

           (v) No labor dispute with the employees of the Company or any Subsidiary exists or, to the best knowledge of the Company, is threatened or imminent that could result in a material adverse change in or affecting the condition, financial or otherwise, of the Company and the Subsidiaries taken as a whole, except as described in or contemplated by the Prospectus.

           (w) The Company and, to the best knowledge of the Company, each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor, to the best knowledge of the Company, any Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor, to the best knowledge of the Company, any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely change or affect the condition, financial or otherwise, of the Company and the Subsidiaries taken as a whole, except as disclosed in or contemplated by the Registration Statement.

           (x) No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary's capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary's property or assets to the Company or any other Subsidiary of the Company, except as described in or contemplated by the Prospectus.

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           (y) Each certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

           (z) The Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain assets accountability; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

           (aa) This Agreement and the transactions contemplated herein have been duly and validly authorized by the Company and this Agreement has been duly and validly executed and delivered by the Company.

           (bb) The Company has obtained from each of the persons listed on Schedule C their agreement, in customary form, that for a period of 180 days from the date of this Agreement they will not, without the prior consent of Equitable Securities Corporation, offer, sell or dispose of any shares of Common Stock of the Company, or any securities convertible into, exercisable for, or exchangeable for any shares of Common Stock or derivative therefrom owned by them.

           (cc) All offers and sales of shares of the Company's capital stock (including securities convertible into, or exercisable or exchangeable for, shares of the Company's capital stock) made by the Company after the date of closing of its initial public offering (the "IPO") were, unless registered under the Act, exempt from the registration requirements of the Act, and were the subject of an available exemption from the requirements of all applicable state securities or Blue Sky laws.

      2. Representations, Warranties and Agreements of the Selling Stockholders. Each Selling Stockholder severally represents, warrants and agrees that:

           (a) The Selling Stockholder has, and immediately prior to the Closing Date (as defined in Section 3 hereof) the Selling Stockholder will have, good and valid title to the shares of Common Stock to be sold by the Selling Stockholder hereunder on such Closing Date, free and clear of all liens, encumbrances, equities, claims, security interests

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      or other restrictions whatsoever (including any restrictions on transfer); and upon delivery of such shares and payment therefor pursuant hereto, good and valid title to such shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters who have purchased such shares in good faith and without notice of any such lien, encumbrance, equity or claim or any other adverse claim within the meaning of the Uniform Commercial Code. Except for this Agreement, there are no outstanding options, warrants, rights, or other agreements or arrangements requiring the Selling Stockholder at any time to transfer any Shares to be sold hereunder by the Selling Stockholder.

           (b) The Selling Stockholder has placed in custody under a custody agreement (the "Custody Agreement" and, together with all other similar agreements executed by the other Selling Stockholders, the "Custody Agreements") with First Union National Bank of North Carolina, as custodian (the "Custodian"), for delivery under this Agreement, certificates in negotiable form (with signature guaranteed by a commercial bank or trust company having an office or correspondent in the United States or a member firm of the New York or American Stock Exchanges) representing the Shares to be sold by the Selling Stockholder hereunder.

           (c) The Selling Stockholder has duly and irrevocably executed and delivered a power of attorney (the "Power of Attorney" and, together with all other similar agreements executed by the other Selling Stockholders, the "Powers of Attorney") appointing one or more other persons as attorneys-in-fact, with full power of substitution, and with full authority (exercisable by any one or more of them) to execute and deliver this Agreement on behalf of such Selling Stockholder and to take such other action as may be necessary or desirable to carry out the provisions hereof on behalf of the Selling Stockholder.

           (d) The Selling Stockholder has, and at all times through the Closing Date will have, full legal right and power and all authorizations and approvals required by law to execute, deliver and perform this Agreement, the Power of Attorney and the Custody Agreement. This Agreement, the Power of Attorney and the Custody Agreement have been duly authorized (if applicable), executed and delivered by or on behalf of such Selling Stockholder and are and at all times through the Closing Date will be the legal, valid and binding agreements of such Selling Stockholder, enforceable against such Selling Stockholder in accordance with their terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws relating to creditors' rights generally, and general equitable principles relating to the availability of remedies, and as rights to indemnity or contribution may be limited by state or federal securities laws and the public policy underlying such laws).


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           (e) The execution, delivery and performance of this Agreement, the
      Power of Attorney and the Custody Agreement by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default (or result in acceleration of any obligation, termination of any right or creation of any lien or encumbrance) under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, nor will such actions result in any violation of the provisions of the organizational documents of the Selling Stockholder (if applicable) or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property or assets of the Selling Stockholder; and, except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required by the NASD or under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Power of Attorney or the Custody Agreement by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby and thereby.

           (f) The Registration Statement, each Preliminary Prospectus, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein do not, and the Prospectus and any amendments or supplements to or documents incorporated by reference in the Registration Statement or the Prospectus, when they become effective or are filed with the Commission or were first used to confirm sales of the Firm Shares, as the case may be, will not, contain any untrue statement of a material fact regarding the Selling Stockholder or omit to state any material fact regarding the Selling Stockholder required to be stated therein or necessary to make the statements therein not misleading; provided, however, that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.

           (g) The representations and warranties of such Selling Stockholder in the Custody Agreement and the Power of Attorney, are, and on the Closing Date will be, true and correct.

           (h) There is not pending or, to the knowledge of such Selling Stockholder, threatened against the Selling Stockholder any action, suit or proceeding which (i) questions the validity of this Agreement or of any action taken or to be taken by the Selling Stockholder pursuant to or in connection with this Agreement or (ii) is required to be disclosed in or incorporated by reference in the Registration Statement which is not so disclosed or incorporated.

           (i) The Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to stabilize or manipulate the price of any security of the Company, or which might in the future reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of the Shares pursuant to the distribution contemplated by this Agreement.

     3. Purchase, Sale and Delivery of the Firm Shares. On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell 1,500,000 shares of the Firm Shares and each Selling Stockholder agrees to sell the number of Firm Shares set opposite its name in Schedule B hereto, severally and not jointly, to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase, at a price of $__________ per share, the number of Firm Shares set forth opposite the name of each Underwriter in Schedule A hereof, subject to adjustments in accordance with Section 11 hereof. Each Underwriter shall be obligated to purchase from the Company, and from each Selling Stockholder, that number of shares of the Firm Shares which represents the same proportion of the number of shares of the Firm Shares to be sold by the Company, and by each Selling Stockholder, as the number of shares of the Firm Shares set forth opposite the name of such Underwriter in Schedule A represents of the total number of shares of the Firm Shares to be purchased by all of the Underwriters pursuant to this Agreement. The respective purchase obligations of the Underwriters with respect to the Firm Shares shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine.

     Payment for the Firm Shares to be sold hereunder is to be made in New York Clearing House (next day) funds by wire transfer to an account specified by the Company and by certified or bank cashier's checks drawn to the order of the Company (at the Company's discretion) and the Selling Stockholders, as applicable, against delivery of certificates therefor to the Representatives for the several accounts of the Underwriters. Such payment and delivery are to be made at the offices of Equitable Securities Corporation, Nashville City Center, Suite 800, 511 Union Street, Nashville, Tennessee, at 10:00 a.m., Nashville time, on the third business day after the date of this Agreement, unless otherwise required by the Commission pursuant to Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the "Closing Date." (As used herein, "business day" means a day on which the New York

Stock Exchange is open for trading and on which banks in New York are open for business and not permitted by law or executive order to be closed.) The certificates for the Firm Shares will be delivered in such denominations and registered in such manner as the Representatives request in writing not later than the second full business day prior to the Closing Date, and will be made available for inspection by the Representatives at least one business day prior to the Closing Date.

     In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase the Option Shares at the price per share as set forth in the first paragraph of this
Section 3. The maximum number of Option Shares to be sold by the Company is 450,000. The option granted hereby may be exercised in whole or in part but only once and at any time upon written notice given within 30 days after the date of this Agreement, by you, as Representatives of the several Underwriters, to the Company setting forth the number of Option Shares as to which the several Underwriters are exercising the option, the names and denominations in which the Option Shares are to be registered and the time and date at which such certificates are to be delivered. The time and date at which certificates for Option Shares are to be delivered shall be determined by the Representatives but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the "Option Closing Date"). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares to be sold hereunder, adjusted by you in such manner as to avoid fractional shares. The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters. You, as Representatives of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in New York Clearing House (next day) funds by wire transfer to an account specified by the Company for the Option Shares to be sold by it against delivery of certificates therefor at the offices of Equitable Securities Corporation, Nashville City Center, Suite 800, 511 Union Street, Nashville, Tennessee.

     4. Offering by the Underwriters. It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representatives deem it advisable to do so. The Firm Shares are to be offered to the public at the public offering price set forth in the Prospectus. To the extent, if at all, that any Option Shares are purchased pursuant to Section 3 hereof, the Underwriters will offer them to the public on the foregoing terms.

     It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Shares in accordance with an Agreement Among Underwriters entered into by you and the several other Underwriters.

     5. Covenants of the Company. The Company covenants and agrees with the several Underwriters that:

           (a) If the Registration Statement has not yet been declared effective, the Company will use its best efforts to cause the Registration Statement and any amendments thereto to become effective as promptly as possible, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b), the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) within the prescribed time period and will provide evidence reasonably satisfactory to you of such timely filing. In addition, the Company will (A) not file any amendment to the Registration Statement or supplement to the Prospectus of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations, and (B) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission prior to the termination of the offering of the Shares by the Underwriters.

           (b) The Company will advise the Representatives promptly when the Registration Statement or any post-effective amendment thereto shall have become effective; of the receipt of any comments from the Commission; of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, or of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose, and the Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

           (c) The Company will cooperate with the Representatives in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

           (d) The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Preliminary Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Company will deliver to the Representatives at or before the Closing Date, three signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement, but without exhibits, and of all amendments thereto, as the Representatives may reasonably request.

           (e) The Company will comply to the best of its ability with the Act and the Rules and Regulations, and the Exchange Act and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer any event shall occur as a result of which, in the judgment of the Company or in the opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus, so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with applicable law.

           (f) The Company will make generally available to its security holders, not later than 18 months after the effective date of the Registration Statement, an earnings statement (which need not be audited) covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations.

           (g) The Company will, for a period of five years from the Closing Date, deliver to the Representatives copies of annual reports and copies of all other documents, reports and information (including similar documents, reports and information with respect to significant subsidiaries, as that term is defined in the Rules and Regulations, which are not consolidated in the Company's financial statements) furnished by the Company to its stockholders generally or filed with any securities exchange pursuant to the requirements of such exchange or with the Commission pursuant to the Act or the Exchange Act.

           (h) No offering, sale, short sale or other disposition of any Common Stock of the Company or other securities convertible into or exchangeable or exercisable for Common Stock or derivative of Common Stock will be made for a period of 180 days after the date of this Agreement, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of Equitable Securities Corporation except that the Company may, without such consent, issue shares of Common Stock (or other securities convertible into or exchangeable or exercisable for Common Stock or derivatives therefrom) in connection with the acquisition of another business (whether in an asset purchase, stock purchase, merger, joint venture or other type of transaction), issue shares or options to directors pursuant to the Company's director stock option plan, issue shares or options pursuant to its stock purchase and option plans described in the Prospectus, and issue shares upon the exercise of options and warrants or the conversion of securities outstanding on the date of this Agreement and described in the Prospectus.

           (i) The Company will use its best efforts to list, subject to notice of issuance, the Shares on the Nasdaq Stock Market's National Market (the "Nasdaq National Market").

           (j) The Company will apply the net proceeds from the sale of the Shares for the purposes set forth in the Prospectus.

           (k) The Company will file with the Commission such reports on Form SR as may be required pursuant to Rule 463 of the Rules and Regulations.

      6. Further Agreements of the Selling Stockholders. Each Selling Stockholder agrees:

           (a) To execute and deliver a written lockup agreement pursuant to which such Selling Stockholder agrees not to, directly or indirectly, offer for sale, sell or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (other than the Shares), without the prior written consent of Equitable Securities Corporation for a period of 180 days after the Closing Date;

           (b) That the Shares to be sold by the Selling Stockholder hereunder, which are represented by the certificates held in custody for the Selling Stockholder, are subject to the interest of the Underwriters in such Shares pursuant to this Agreement, that the arrangements made by the Selling Stockholder for such custody are to that extent irrevocable, and that the obligations of the Selling Stockholder hereunder shall not be terminated by any act of the Selling Stockholder, by operation of law, by the death or incapacity of any individual Selling Stockholder or, in the case of a trust, by the death or incapacity of any executor or trustee or the termination of such trust, or the occurrence of any other event; and

           (c) To deliver to the Representatives prior to the Closing Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Stockholder is a non-United States person) or Form W-9 (if the Selling Stockholder is a United States person).

      Each Selling Stockholder consents to the use, in accordance with the provisions of the Act and with the securities laws of the jurisdictions in which the Shares are offered by the Underwriters and by all dealers to whom the Shares may be sold, of each Preliminary Prospectus furnished by the Company, the Prospectus and any amendment or supplement thereto, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer.

     7. Cost and Expenses. The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company and the Selling Stockholders under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Prospectus, and any supplements or amendments thereto; the filing fees of the Commission; NASD filing fees; the listing fee of the Nasdaq National Market and the expenses, including the reasonable fees and disbursements (not to exceed $25,000) of counsel for the Underwriters, incurred in connection with the qualification of the Shares under state securities or Blue Sky laws. Any transfer taxes imposed on the sale of the Shares to the several Underwriters will be paid by the Company or by the Selling Stockholders, in accordance with the respective sales of their Shares to the Underwriters. The Selling Stockholders shall also pay the fees and expenses of their respective counsel and their respective share of underwriting discounts and commissions. The Company shall not be required to pay for any of the Underwriters' expenses (other than those related to qualification under state securities or Blue Sky laws and NASD review) except that, if this Agreement shall not be consummated because the conditions in Section 8 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 8 hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure to satisfy said condition or to comply with said terms results from the act or omission of any Underwriter, then the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company shall not in any event be liable to any of the several

Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

     8. Conditions of Obligations of the Underwriters. The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company and Selling Stockholders contained herein, and to the performance by the Company and Selling Stockholders of their respective covenants and obligations hereunder and to the following additional conditions:

           (a) The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable request. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued, and no proceedings for that purpose shall have been taken or, to the best knowledge of the Company, shall be contemplated by the Commission.

           (b) The respective counsel for the Selling Stockholders shall have furnished to the Representatives their written opinions, as counsel to the Selling Stockholder(s) for whom they are acting as counsel, addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Representatives, to the effect that:

           (i) The Selling Stockholder (if an entity) has full right, power and authority to execute, deliver and perform this Agreement, the Power of Attorney and the Custody Agreement. This Agreement, the Power of Attorney and the Custody Agreement have been duly authorized (if the Selling Stockholder is an entity), executed and delivered by or on behalf of such Selling Stockholder and are the legal, valid and binding agreements of such Selling Stockholder, enforceable against such Selling Stockholder in accordance with their terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws relating to creditors' rights generally, and general equitable principles relating to the availability of remedies, and as rights to indemnity or contribution may be limited by state or federal securities laws and the public policy underlying such laws).

           (ii) The execution, delivery and performance of this Agreement, the Power of Attorney and the Custody Agreement by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Selling Stockholder is a party or by which the Selling Stockholder is bound, nor will such actions result in any violation of the provisions of the organizational documents of the Selling Stockholder (if an entity) or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Selling Stockholder; and, except for such consents, approvals, authorizations, registrations or qualifications as may be required under the Act or applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Power of Attorney or the Custody Agreement by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby and thereby; and

           (iii) Assuming that each of the Underwriters at the Closing Time is a "bona fide purchaser" (as defined in Article 8 of the Uniform Commercial Code in the applicable jurisdiction), upon delivery of a certificate or certificates therefor and payment of the purchase price therefor by the Underwriters in accordance with this Agreement, the Selling Stockholder will transfer to the Underwriters all of the Selling Stockholder's interest in and to the shares (or warrants) free and clear of any adverse claim (within the meaning of Section 8-302 of the Uniform Commercial Code in the applicable jurisdiction).

      In rendering such opinions, such counsel may (i) state that their opinions are limited to matters governed by the Federal laws of the United States of America, the jurisdiction in which the Selling Stockholder is organized or resident and (ii) in rendering the opinion in
      Section 8(b)(ii) above, rely upon a certificate of such Selling Stockholder in respect of matters of fact as to the existence of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound, provided, however, that such counsel shall furnish copies thereof to the Representatives and state that they believe that both the Underwriters and they are justified in relying upon such certificate. Such counsel shall also have furnished to the Representatives a written statement, addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Representatives, to the effect that (x) such counsel has acted as counsel to such Selling Stockholder in connection with the preparation of the Registration Statement, and (y) based on the foregoing, no facts have come to the attention of such counsel which lead them to believe that the Registration Statement, as of the effective date, contained any untrue statement of a material fact relating to such Selling Stockholder or omitted to state a material fact regarding the Selling Stockholder required to be stated therein or necessary in order to make the statements therein not misleading.

           (c) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Alston & Bird, counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters to the effect that:

           (i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus. The Company is duly qualified to transact business in all jurisdictions in which the conduct of its business as described in the Prospectus and based on inquiry of officers of the Company requires such qualification, or in which the failure to qualify would have a material adverse effect upon the business of the Company and the Subsidiaries taken as a whole, based, as to matters of fact, upon a certificate of officers of the Company.

           (ii) Each of the Subsidiaries was incorporated, and is validly existing and in good standing under the laws of its jurisdiction of incorporation as of the respective dates specified in such opinion letter and has the corporate power and corporate authority to own, lease and operate its properties and to conduct its business as described in the Prospectus. Each such Subsidiary is authorized to transact business as a foreign corporation in each jurisdiction identified on a Schedule to such opinion letter, as of the respective dates of the certificates specified therein. All of the outstanding shares of capital stock of each such Subsidiary (a) have been duly authorized and are validly issued, fully paid and nonassessable, and (b) to such counsel's knowledge, were not issued in violation of any preemptive rights under such Subsidiary's charter or under the laws of the jurisdiction of its incorporation or in violation of any similar contractual rights. [SUBJECT TO NEGOTIATION.]

           (iii) The Company has authorized and outstanding capital stock as set forth under the caption "Capitalization" in the Prospectus; the authorized shares of its

      Common Stock have been duly authorized; the outstanding shares of its Common Stock have been duly authorized and validly issued and are fully paid and non-assessable; all of the Shares conform to the description thereof contained in the Prospectus; the certificates for the Shares are in due and proper form; the shares of Common Stock, including the Option Shares, if any, to be sold by the Company pursuant to this Agreement have been duly authorized and will be validly issued, fully paid and non-assessable when issued and paid for as contemplated by this Agreement; and no preemptive rights of shareholders exist with respect to any of the Shares or the issue and sale thereof.

           (iv) The Registration Statement has become effective under the Act and, to the best of the knowledge of such counsel, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Act.

           (v) The Registration Statement, all Preliminary Prospectuses, the Prospectus and each amendment or supplement thereto comply as to form in all material respects with the requirements of the Act and the applicable rules and regulations thereunder (except that such counsel need express no opinion as to the financial statements and schedules and other financial and statistical information included therein).

           (vi) The execution and delivery by the Company of this Agreement and the consummation of the transactions herein and therein contemplated do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Articles of Incorporation or Bylaws, as amended, of the Company or any Subsidiary, or any agreement, lease, contract, indenture, instrument or obligation to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries may be bound, and which is filed as an exhibit to the Registration Statement.

           (vii) [RESERVED for provision re permits and licenses]

           (viii) This Agreement has been duly authorized, executed and delivered by the Company.

           (ix) No approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body is necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated herein (other than as may be required by the NASD or as required by state securities and Blue Sky laws as to which such counsel need express no opinion) except such as have been obtained or made. No consents or waivers from any other person are required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated herein and therein, except such as have been obtained or made.

           (x) The Shares to be sold under this Agreement to the Underwriters have been duly approved for listing on the Nasdaq National Market.

           (xi) To the best knowledge of such counsel, no person or entity holds a right to require or participate in the registration under the Act of shares of Common Stock of the Company which right has not been waived by the holder thereof as to the offering contemplated hereby and by the Registration Statement, or satisfied by participation by such holder in the offering.

           (xii) The Company is not and, upon consummation of the transactions contemplated hereby, will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

           (xiii) To the best knowledge of such counsel, all offers and sales of shares of the Company's capital stock (including securities convertible into, or exchangeable or exercisable for, shares of the Company's capital stock) made by the Company in connection with its acquisition of Main Line Suburban Dialysis, Inc. and RenalWest, L.C., were exempt from the registration requirements of the Act, and were the subject of an available exemption from the requirements of all applicable state securities or Blue Sky laws. Nothing has come to the attention of such counsel that would cause it to believe that the Company has made any other offers or sales of shares of the Company's capital stock (including securities convertible into, or exchangeable or exercisable for, shares of the Company's capital stock) which were subject to the registration requirements of the Act or of applicable State Securities or Blue Sky laws and which were not so registered.

           (xiv) Except as described in or contemplated by the Prospectus, to the best knowledge of such counsel, there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock; and except as described in the Prospectus, to the best knowledge of such counsel, there is no holder of any securities of the Company or any other person who has the right, contractual or otherwise, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Shares or the right to have any Common Stock or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any Common Stock or other securities of the Company.

      In rendering such opinion, Alston & Bird may rely as to matters governed by the laws of states other than Delaware or federal laws solely on local counsel in such jurisdictions, provided that in each case Alston & Bird shall state that they believe that they and the Underwriters are justified in relying on such other counsel. In addition to the matters set forth above, such opinion shall also include a statement to the effect that, although such counsel has not independently verified and is not passing upon the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, nothing has come to the attention of such counsel which leads them to believe that
      (i) the Registration Statement, as of the time it became effective under the Act (but after giving effect to the changes incorporated pursuant to Rule 430A under the Act), or as of the Closing Date or the Option Closing Date contained (or contains) an untrue statement of a material fact or omitted (or omits) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any amendment or supplement thereto, on the date it was filed pursuant to Rule 424(b), or as of the Closing Date and the Option Closing Date, as the case may be, contained (or contains), an untrue statement of a material fact or omitted (or omits) to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need express no view as to financial statements, notes and schedules included therein and other financial and statistical information included therein), or (ii) there are any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or referred to therein or so filed).

           (d) The Representatives shall have received from Hogan & Hartson L.L.P., counsel for the Underwriters, an opinion dated the Closing Date or the Option Closing Date, as the case may be, with respect to the incorporation of the Company, the validity of the Shares being delivered to the Underwriters, the Registration Statement, the Prospectus and any other related matters as you may reasonably request. Such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters. In rendering such opinion, counsel for the Underwriters may rely as to all matters governed other than by Delaware or federal laws on the opinions of counsel referred to in Paragraphs (b) and (c) of this Section 8.

           (e) The Representatives shall have received at or prior to the Closing Date from counsel for the Underwriters a memorandum or summary, in form and substance satisfactory to the Representatives, with respect to the qualification for offering and sale by the Underwriters of the Shares under the state securities or Blue Sky laws of such jurisdictions as the Representatives may reasonably have designated to the Company.

           (f) The Representatives shall have received, on the Closing Date or the Option Closing Date, as the case may be, a signed letter from Ernst & Young LLP, Henry & Peters, P.C. and Allen, Gibbs & Houlik, L.C., independent public accountants for the Company, dated the Closing Date or the Option Closing Date, as the case may be, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter signed by such firm and dated and delivered to the Representatives on the date hereof, that nothing has come to their attention during the period from the date five days prior to the date hereof, to a date not more than five days prior to the Closing Date or the Option Closing Date, as the case may be, which would require any change in their letter dated the date hereof if it were required to be dated and delivered on the Closing Date or the Option Closing Date, as the case may be. All such letters shall be in form and substance satisfactory to the Representatives.

           (g) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, a certificate or certificates on behalf of the Company of the chief executive officer and the principal financial and accounting officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be:

                (i) The Registration Statement has become effective under the Act, and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been taken or are, to such person's knowledge, contemplated by the Commission.

                (ii) The representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be.

                (iii) Such person has carefully examined the Registration Statement and the Prospectus and, in such person's opinion, as of the effective date of the Registration Statement, the statements contained in the Registration Statement were true and correct in all material respects, and the Registration Statement and Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein (as to the Prospectus, in light of the circumstances under which they were made) not misleading and, to his knowledge, since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment.

           (h) Each Selling Stockholder (or the attorneys-in-fact on behalf of the Selling Stockholders) shall have furnished to the Representatives on the Closing Date, a certificate, dated the Closing Date, signed by, or on behalf of, the Selling Stockholder (or attorneys-in-fact) stating that the representations, warranties and agreements of the Selling Stockholder contained herein are true and correct as of the Closing Date, and that the Selling

      Stockholder has complied with all agreements contained herein to be performed by the Selling Stockholder at or prior to the Closing Date.

           (i) The Company and the Selling Stockholders shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties contained herein and related matters as the Representatives may reasonably have requested.

           (j) The Firm Shares and Option Shares, if any, shall have been approved for listing upon notice of issuance on the Nasdaq National Market.

           (k) All filings required to have been made pursuant to Rules 424 or 430A under the Act shall have been made.

           (l) Since the respective dates as of which information is given in the Registration Statement and Prospectus, there shall not have been any material adverse change or any development involving a prospective adverse change in or affecting the condition, financial or otherwise, of the Company or the earnings, business affairs, management or business prospects of the Company whether or not arising in the ordinary course of business.

           (m) The Company shall have delivered to you written lock-up agreements from the officers, directors and shareholders of the Company listed on Schedule C pursuant to which such persons agree with you not to offer, sell or dispose of any Common Stock of the Company, or any securities convertible into or exercisable or exchangeable therefor or derivative therefrom, for a period of 180 days after the date of this Agreement, directly or indirectly, except with the prior consent of Equitable Securities Corporation.


      The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects reasonably satisfactory to the Representatives and to Hogan & Hartson L.L.P., counsel for the Underwriters.

      If any of the conditions hereinabove provided for in this Section 8 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company and Selling Stockholders of such termination in writing or by telegram at or prior to the Closing Date or Option Closing Date (but only the Option Shares with respect to the Option Closing Date), as the case may be.

      In such event, the Company, the Selling Stockholders and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 7 and 10 hereof).

     9. Conditions of the Obligations of the Company. The obligations of the Company and the Selling Stockholders to sell and deliver the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect and no proceedings therefor shall have been initiated or threatened.

     10. Indemnification. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act against any losses, claims, damages or liabilities to which such Underwriter or such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (as to the Prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse each Underwriter and each such controlling person upon demand for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding and expenses reasonably incurred in responding to a subpoena or governmental inquiry whether or not such underwriter or controlling person is a party to the related action or proceeding; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof. The Company shall not be liable to any Underwriter pursuant to this subsection
(a) with respect to any Prospectus to the extent that such loss, claim, damage or liability of such Underwriter results from the fact that such Underwriter sold securities in any case where delivery of a Prospectus is required by the Act if the Company has previously furnished copies of the Prospectus or any amendment or supplement thereto to such Underwriter and the loss, claim, damage or liability of such Underwriter results from an untrue statement or omission of a material fact contained in, or the omission of a material fact from, the Preliminary Prospectus or an earlier Prospectus which was corrected in the Prospectus or any amendment or supplement thereto and such Underwriter failed to deliver such corrected Prospectus to a purchaser of Shares as required by the Act. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

     (b) Each Selling Stockholder, severally and not jointly with other Selling Stockholders, shall indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Shares), to which that Underwriter, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon (i) any untrue statement or alleged untrue statement of a material fact regarding such Selling Stockholder contained in the Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in the Preliminary Prospectus, Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact regarding such Selling Stockholder required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter, its officers and employees and each such controlling person for any legal or other expenses reasonably incurred by that Underwriter, its officers and employees or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any such amendment or supplement in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein; provided, further, that as to any Preliminary Prospectus or the Prospectus, this indemnity agreement shall not inure to the benefit of any Underwriter, its officers, employees or any person controlling that Underwriter on account of any loss, claim, damage, liability or action arising from the sale of Shares to any person by that Underwriter if that Underwriter failed to send or give a copy of the Prospectus, or an amendment or supplement thereto, to that person within the time required by the Securities Act, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such Preliminary Prospectus or the Prospectus was corrected in the Prospectus or the amendment or supplement thereto and provided, further, that the liability of each Selling Stockholder shall be limited to the net proceeds received by such Selling Stockholder upon the sale of the Shares. The foregoing indemnity agreement is in addition to any liability which the Selling Stockholders may otherwise have to any Underwriter or any officer, employee or controlling person of that Underwriter.

     (c) Each Underwriter will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, each Selling Stockholder and each person, if any, who controls the Company or Selling Stockholder within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, Selling Stockholder or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, Selling Stockholder or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

     (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 10, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in this
Section 10 shall be available to any party who shall fail to give notice as provided in this Section 10(d) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of this Section 10. In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (approval of such counsel shall not be unreasonably withheld or delayed by the indemnified party) and shall pay as incurred the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred the reasonable fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or reasonably potential conflicts of interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 10(a) and 10(b) and by the Company in the case of parties indemnified pursuant to Section 10(c). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding, of which indemnification may be sought hereunder (whether or not any indemnified party is an actual potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of the indemnified party from all liability arising out of such claim, action or proceeding.

     (e) If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under Section 10(a), 10(b) or 10(c) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and Selling Stockholder on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 10(d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholders on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 10(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this
Section 10(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 10(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter, and
(ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 10(e) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (f) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 10 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

     11. Default by Underwriters. If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), you, as Representatives of the Underwriters, shall use your best efforts to procure within 24 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company and the Selling Stockholders such amounts as may be agreed upon and upon the terms set forth herein, the Firm Shares or Option Shares, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such 24 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Firm Shares or Option Shares, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Firm Shares or Option Shares, as the case may be, which they are obligated to purchase hereunder, to purchase the Firm Shares or Option Shares, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares of Firm Shares or Option Shares, as the case may be, with respect to which such default shall occur exceeds 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the Company or you as the Representatives of the Underwriters will have the right, by written notice given within the next 24-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the nondefaulting Underwriters or of the Company except to the extent provided in Section 10 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 11, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this Section 11 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     12. Notices. All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered or telegraphed and confirmed as follows: if to the Underwriters, to Equitable Securities Corporation, Nashville City Center, Suite 800, 511 Union Street, Nashville, Tennessee 37219, Attention: R. Riley Sweat, with a copy to Hogan & Hartson L.L.P., Columbia Square, 555 Thirteenth Street, N.W., Washington, D.C. 20004,
Attention: Peter J. Romeo, Esq.; if to the Company, to Renal Care Group, Inc., 1801 West End Avenue, Suite 1100, Nashville, Tennessee 37203, Attention: Sam A. Brooks, Jr., with a copy to Alston & Bird, 1201 West Peachtree Street, Atlanta, Georgia 30309-3424, Attention: Steven L. Pottle, Esq.; if to any Selling Stockholder, to such Selling Stockholder at the address set forth on Schedule B hereto.

     13. Termination. This Agreement may be terminated by you by notice to the Company as follows:

     (a) At any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change, or any development, to the reasonable belief of the Representatives, involving a prospective material adverse change, in or affecting the condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole or the earnings, business affairs, management or business prospects of the Company and its Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency after the date hereof or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your reasonable judgment, make the offering or delivery of the Shares impracticable or inadvisable, (iii) suspension of trading in securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange or the Nasdaq Stock Market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your reasonable opinion materially and adversely affects or will materially and adversely affect the business or operations of the Company, or (v) declaration of a banking moratorium by either federal or New York State authorities.

     (b) As provided in Sections 8 and 9 of this Agreement.

     This Agreement also may be terminated by you, by notice to the Company, as to any obligation of the Underwriters to purchase the Option Shares, upon the occurrence at any time prior to the Option Closing Date of any of the events described in subparagraph (a) above or as provided in Sections 8 and 11 of this Agreement.

     14. Successors. This Agreement has been and is made solely for the benefit of the Underwriters, the Company and the Selling Stockholders and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Shares merely because of such purchase. No purchaser of Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

     15. Miscellaneous. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of
(a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers, or the Selling Stockholders and (c) delivery of and payment for the Shares under this Agreement.

     The Company, the Selling Stockholders and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in any Prospectus or the Registration Statement consists of the information set forth in the last paragraph on the front cover page (insofar as such information relates to the Underwriters), information provided in connection with Item 502(d) of Regulation S-K under the Act and information under the caption "Underwriting" in the Prospectus.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of Tennessee, without giving effect to its principles of conflicts of law.

     If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company, the Selling Stockholders and the several Underwriters in accordance with its terms.

     It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement Among Underwriters, the form of which shall be submitted to the Company for examination, upon request.

                                Very truly yours,

                                RENAL CARE GROUP, INC.


                                By: _______________________________
                                Sam A. Brooks, Jr.
                                President and Chief Executive Officer


                                The Selling Stockholders named in
                                Schedule B to this Agreement


                                By: _______________________________
                                Attorney-in-fact


The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Equitable Securities Corporation
Hambrecht & Quist, LLC
Morgan Keegan & Company, Inc.
Needham & Company, Inc.


As Representatives of the several
      Underwriters listed on Schedule A

By:  Equitable Securities Corporation


By: ______________________________
     Authorized Officer

                                   SCHEDULE A

                            SCHEDULE OF UNDERWRITERS




UNDERWRITER                                        NUMBER OF FIRM SHARES
-----------
                                                      TO BE PURCHASED
                                                   ---------------------


Equitable Securities Corporation ...........................
Hambrecht & Quist LLC ......................................
Morgan Keegan & Company, Inc................................
Needham & Company, Inc......................................






     Total .....................................            3,000,000
                                                            ---------

                                   SCHEDULE B


  NAME AND ADDRESS                                NUMBER OF SHARES
OF SELLING STOCKHOLDER                                      OF FIRM STOCK
----------------------                                 ------------------

                                   SCHEDULE C

               SCHEDULE OF PERSONS SUBJECT TO LOCK-UP AGREEMENTS


C.R.A. Adams
Douglas Anderson
Rob Benz
Gary Birnbaum
William Boit
Kenneth Boren
John D. Bower, M.D.
W. J. Brooks
Gary Brukardt
Joseph A. Cashia
James R. Cotton, M.D.
Robert W. Dettmer, M.D.
John K. Dyer, M.D.
Gar Gilgore
Raymond Hakim, M.D., Ph.D.
Rob Harris
Ronald Hinds
Joseph C. Hutts
Harry R. Jacobson, M.D.
Kenneth Johnson & family
Kidney Care, Inc. Foundation
James Leininger
Thomas A. Lowery, M.D.
Stephen D. McMurray, M.D.
W. Tom Meredith, M.D.
Richard Nielsen, M.D.
Jeffrey Packer
David Riechert
Dennis L. Ross, M.D.
Cha Schleifer
Kei Shearlock
Mil Sigler
William Smith
Bre Teehan
Vanderbilt University
Hugo P. Weber, M.D.
Berne Yee